UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2011, James E Wainright, our President and Chief Executive Officer, and our Board of Directors mutually determined that Mr. Wainright will separate his employment with us after an approximately 90-day transition period. On May 4, 2011, Mr. Wainright entered into a General Release of All Claims with us in connection with Mr. Wainright’s termination of employment with us as of a date that is mutually acceptable to Mr. Wainright and us. In consideration of the payment of $1,350,000 seven days after the effective date of his termination (assuming no revocation of a release and waiver), Mr. Wainright agreed to return our property by the termination date and to release us from all claims, rights and liabilities arising out of his employment relationship with us, the termination of that relationship, any agreement or arrangement relating to his employment with us or relating to his compensation, bonuses, incentives or other benefits, including his Amended and Restated Change in Control and Severance Agreement with us, his retention bonus letter agreement with us and his previously vested and yet-to-be vested stock appreciation rights as well as yet-to-be-vested phantom shares and any other event or obligation that occurred or existed before the date of his termination of employment, except for his rights to payment of the $1,350,000 and indemnification rights he may have under various agreements. He must still comply with his post-termination obligations under his agreements.
During this transition period, our Board and executive team are engaged in a broad search for a new CEO, which we expect will be completed in the second quarter. We have engaged a national recruiting firm, Heidrick & Struggles to assist us in identifying and evaluating internal and external candidates. This search process is progressing as planned.
A copy of the General Release of All Claims is also filed as an exhibit to this Form 8-K and is incorporated into this Item 5.02 by reference. The description of the terms of the General Release of All Claims are qualified in its entirety by reference to the attached General Release of All Claims, which we encourage you to read.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	General Release of All Claims dated May 4,
2011 between Tecumseh Products Company and James E. Wainright.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: May 10, 2011	By	/s/ James J. Connor
James J. Connor
Vice President, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Release of All Claims dated May 4, 2011 between Tecumseh Products Company and James E. Wainright.

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